EXHIBIT 3.1

ROSS MILLER
Secretary of State                                        Document Number
206 North Carson Street                                   20100747179-98
Carson City, Nevada 89701-4298                            Filing Date and Time
(775) 684-5708                                            10/04/2010 1:50 PM
Website: www.nvsos.gov                                    Entity Number
                                                          E0477802010-7

                                                          Filed in the office of
    ARTICLES OF INCORPORATION                             /s/ Ross Miller
      (PURSUANT TO NRS 78)                                Ross Miller
                                                          Secretary of State
                                                          State of Nevada

1. Name of
   Corporation:               Specializer Inc.

2. Registered Agent           [X] Commercial Registered Agent    EastBiz.com. Inc.
   for Service of                                                Name
   Process                    [ ] Noncommercial Registered Agent      OR   [ ] Office or Position with Entity
   (check only one box)           (name and address below)                     (name and address below)

                                                                                      Nevada
                                  Address                             City                             Zip Code

                                                                                      Nevada
                                  Mailing Address                     City                             Zip Code
                                  (if different from street address)

3. Shares:
   (number of shares          Number of shares   50,000,000 Preferred                        Number of shares
   corporation                with par value:   100,000,000 Common   Par value: $0.001       without par value:
   authorized
   to issue)

4. Names & Addresses,         1. Simon Bar-Tel
   of Board of                   Name
   Directors/Trustees:           5348 Vegas Dr.                    Las Vegas         NV         89108
   (attach additional page       Street Address                      City          State       Zip Code
   if there is more than 3
   directors/trustees         2.
                                 Name

                                 Street Address                      City          State       Zip Code

5. Purpose: (optional-        The purpose of this Corporation shall be:
   see instructions)          To engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of NRS.

6. Names, Address             Claire Reid                                            /s/ Claire Reid
   and Signature of           Name                                                   Incorporator Signature
   Incorporator.
   (attach additional page    5348 Vegas Dr.                    Las Vegas         NV         89108
   if there is more than 1    Address                             City          State       Zip Code
   incorporator).

7. Certificate of             I hereby accept appointment as Resident Agent for the above named corporation.
   Acceptance of
   Appointment of             /s/ N. Waite                                                     10/04/2010
   Resident Agent:            Authorized Signature of R. A. or On Behalf of R. A. Company        Date

This form must be accompanied by appropriate fees.